                                                                    EXHIBIT 99.1

                              LETTER OF TRANSMITTAL
                                    TO TENDER
               UNREGISTERED 8 5/8% SERIES A SENIOR NOTES DUE 2007
                                       of
                              ALLIED HOLDINGS, INC.
           PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED , 1997

      =======================================================================
      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 1997 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.
      =======================================================================

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                       THE FIRST NATIONAL BANK OF CHICAGO

                          For Information by Telephone:

                                 (212) 240-8801

     By Registered or Certified Mail or Hand or Overnight Delivery Service:

                       The First National Bank of Chicago
                   c/o First Chicago Trust Company of New York
                       14 Wall Street, 8th Floor, Window 2
                            New York, New York 10005

           By Facsimile Transmission (for Eligible Institutions only):

                                 (212) 240-8939

                            (Facsimile Confirmation)

                                 (212) 240-8801

(Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service.)

         Capitalized terms used but not defined herein shall have the same meaning given in the Prospectus (as defined below).

         The Letter of Transmittal is to be completed by holders (which term, for purposes of this document, shall include any participant in the The Depository Trust Company ("DTC") either if (a) certificates are to be forwarded herewith or (b) tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth under "The Exchange Offer--Procedures for Tendering Old Notes in the Prospectus and an Agent's Message (as defined below) is not delivered. Certificates, or book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, as well as this Letter of Transmittal (or facsimile thereof or delivery of an Agent's Message in lieu thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. Tenders by book-entry transfer may also be made by delivering an Agent's Message in lieu of this Letter of Transmittal. The term "book-entry confirmation" means a confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC. The term "Agent's Message" means a message transmitted by DTC to and received by the Exchange Agent and forming part of book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by this Letter of Transmittal and that the Company may enforce this Letter of Transmittal against such participant.

         Holders of Old Notes whose certificates (the "Certificates") for such Old Notes are not immediately available or who cannot deliver their Certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering" in the Prospectus.

         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         IF YOU WISH TO EXCHANGE UNREGISTERED 8 5/8% SERIES A SENIOR NOTES DUE 2007 FOR AN EQUAL AGGREGATE PRINICIPAL AMOUNT OF REGISTERED 8 5/8% SERIES B SENIOR NOTES DUE 2007, PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

                           SIGNATURES MUST BE PROVIDED

                        DESCRIPTION OF TENDERED OLD NOTES
Name(s) and Address(es) of Registered Owner(s)                     Certificate
as it appears on the 8 5/8% Series A Senior Notes                   Number(s)
due 2007 ("Old Notes")                                             of Old Notes
(Please fill in, if blank)
================================================================================

                                                                  --------------

                                                                  --------------

                                                                  --------------

                                                                  --------------

                                                                  --------------
                                                                  Total
                                                                  Principal
                                                                  Amount of Old
                                                                  Notes Tendered



           (BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY)

[ ]  CHECK HERE IF TENDERED ORIGINAL CAPITAL SECURITIES ARE BEING DELIVERED
     BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution
                                  ----------------------------------------------

     DTC Account Number
                        --------------------------------------------------------

     Transaction Code Number
                            ----------------------------------------------------

[ ] CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED ORIGINAL CAPITAL SECURITIES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

     Name of Registered Holder(s)
                                 -----------------------------------------------

     Window Ticket Number (if any)
                                 -----------------------------------------------

     Date of Execution of Notice of Guaranteed Delivery
                                                        ------------------------

     Name of Institution which Guaranteed Delivery
                                                  ------------------------------

       If Guaranteed Delivery is to be made by Book-Entry Transfer:

            Name of Tendering Institution
                                         ---------------------------------------

            DTC Account Number
                              --------------------------------------------------

            Transaction Code Number
                                   --------------------------------------------

[ ] CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED ORIGINAL CAPITAL SECURITIES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT NUMBER SET FORTH ABOVE.

[ ] CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE ORIGINAL CAPITAL SECURITIES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES (A "PARTICIPATING BROKER-DEALER") AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

     Name:
          ----------------------------------------------------------------------

     Address:
             -------------------------------------------------------------------

LADIES AND GENTLEMEN:

       1. The undersigned hereby tenders to Allied Holdings, Inc., a Georgia corporation (the "Company"), the unregistered 8 5/8% Series A Senior Notes due 2007 (the "Old Notes"), described above pursuant to the Company's offer of $1,000 principal amount of registered 8 5/8% Series B Senior Notes due 2007 (the "New Notes"), in exchange for each $1,000 principal amount of the Old Notes, upon the terms and subject to the conditions contained in the Prospectus date , 1997 (the "Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Exchange Offer").

       2. The undersigned hereby represents and warrants that it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

       3. If any tendered Original Capital Securities are not exchanged pursuant to the Exchange Offer for any reason, or if Certificates are submitted for more Original Capital Securities than are tendered or accepted for exchange, Certificates for such nonexchanged or nontendered Original Capital Securities will be returned (or, in the case of Original Capital Securities tendered by book-entry transfer, such Original Capital Securities will be credited to an account maintained at DTC), without expense to the tendering holder, promptly following the expiration or termination of the Exchange Offer.

       4. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

       5. Unless the box under the heading "Special Registration Instructions" is checked, the undersigned hereby represents and warrants that:

              (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not the undersigned is the holder;

              (ii) neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

              (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

              (iv) neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act of

                     1933, as amended (the "Securities Act"), of the Company or any Guarantor (as hereinafter defined).

       6. The undersigned may, if, and only if, unable to make all of the representations and warranties contained in Item 4 above, elect to have its Old Notes registered in the shelf registration described in the Registration Rights Agreement, dated as of _________, 1997, among the Company, certain guarantors of the obligations under the Old Notes (the "Guarantors") and the initial purchaser of the Old Notes in the form filed as an exhibit to the Registration Statement (the "Registration Agreement") (all terms used in this Item 6 with their initial letters capitalized, unless otherwise defined herein, shall have the meanings given them in the Registration Agreement). Such election may be made by checking the box under "Special Registration Instructions" on page __. By making such election, the undersigned agrees, as a holder of Transfer Restricted Securities participating in a Shelf Registration, to indemnify and hold harmless the Company, the Guarantors, their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any loss, claim, damage or liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) or the omission or alleged omission to the statements therein not misleading, but only with reference to such information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Agreement.

       7. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Old Notes held for its own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

       8. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

       9. Unless otherwise indicated herein under "Special Delivery Instructions," please issue the certificates for the New Notes in the name of the undersigned.

                          SPECIAL DELIVERY INSTRUCTIONS
                               (See Instruction 1)

       To be completed ONLY IF the New Notes are to be issued or sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

          Mail [ ]         Issue [ ]         (check appropriate boxes)
                                             certificates to:

         Name:
                  -------------------------------------------------------------

         Address:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------
                                             (INCLUDING ZIP CODE)

                        SPECIAL REGISTRATION INSTRUCTIONS
                                  (See Item 6)

       To be completed ONLY IF (i) the undersigned satisfies the conditions set forth in Item 6 above, (ii) the undersigned elects to register its Old Notes in the shelf registration described in the Registration Agreement, and (iii) the undersigned agrees to indemnify certain entities and individuals as set forth in
Item 6 above.

       [ ] By checking this box the undersigned hereby (i) represents that it is unable to make all of the representations and warranties set forth in Item 5 above, (ii) elects to have its Old Notes registered pursuant to the shelf registration described in the Registration Agreement, and (iii) agrees to indemnify certain entities and individuals identified in, and to the extent provided in, Item 6 above.

                       SPECIAL BROKER-DEALER INSTRUCTIONS
                                  (See Item 6)

         [ ] Check here if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.

                  Name:
                           ----------------------------------------------------
                                             (PLEASE PRINT)


                  Address:
                           ----------------------------------------------------
                           ----------------------------------------------------

                  ---------------------------------------------------
                                                (INCLUDING ZIP CODE)

                                    SIGNATURE

To be completed by all exchanging noteholders. Must be signed by registered holder exactly as name appears on Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

         X
           -------------------------------------------------------------------

         X
           -------------------------------------------------------------------
         SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATURE

         Dated:
               ---------------------------------------------------------------

         Name(s):
               ---------------------------------------------------------------

         ----------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

         Capacity:
         ----------------------------------------------------------------------

         Address:
                 --------------------------------------------------------------


         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

         Area Code and Telephone No.:
                                     ------------------------------------------


               SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 1)

        Certain Signatures Must be Guaranteed by an Eligible Institution

-------------------------------------------------------------------------------
         (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURES)

-------------------------------------------------------------------------------
         (ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER
                           (INCLUDING AREA CODE) OF FIRM)

         -------------------------------------------------------------------
                              (AUTHORIZED SIGNATURE)

         -------------------------------------------------------------------
                                  (PRINTED NAME)

         ---------------------------------------------------------------------
                                     (TITLE)

         Dated:
                --------------------------------------------------------------

                       PLEASE READ THE INSTRUCTIONS BELOW,
                WHICH FORM A PART OF THIS LETTER OR TRANSMITTAL.

                                  INSTRUCTIONS

              1. GUARANTEE OF SIGNATURES. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution") unless the box entitled "Special Registration Instructions" or "Special Delivery Instructions" above has not been completed or the Old Notes described above are tendered for the account of an Eligible Institution.

              2.     PROCEDURES FOR TENDERING
              Only a holder of Old Notes may tender the Old Notes in the Exchange Offer. Except as set forth under "The Exchange Offer - Book Entry Transfer," to tender in the Exchange Offer a holder must complete, sign, and date the Letter of Transmittal, or copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and deliver the Letter of Transmittal or a copy to the Exchange Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if the procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth under "The Exchange Offer - Exchange Agent" prior to the Expiration Date.

              The tender by a holder is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

              THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OR TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

              3. SIGNATURE ON LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly a such registered holder's name appears on such Old Notes.

       If this Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

       4. MISCELLANEOUS. All question as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right to reject any or all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof as soon as practicable following the Expiration Date.